PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES SUPPLEMENTARY

Prudential Sector Funds, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified and designated all authorized but unissued shares of Class L Common Stock, $0.01 par value per share, of Prudential Jennison Health Sciences Fund, a series of shares of stock of the Corporation, as additional shares of Class A Common Stock, $0.01 par value per share, of such series (“Class A Common Stock”), with the terms set forth in the Charter applicable to shares of Class A Common Stock.

SECOND: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

Prudential Jennison Health Sciences Fund 315,000,000 shares

Class A Common Stock 85,000,000 shares

Class B Common Stock 25,000,000 shares

Class C Common Stock 50,000,000 shares

Class L Common Stock 3,000,000 shares

Class M Common Stock 1,000,000 shares

Class R Common Stock 75,000,000 shares

Class X Common Stock 1,000,000 shares

Class Z Common Stock 75,000,000 shares

Prudential Financial Services Fund 360,000,000 shares

Class A Common Stock 90,000,000 shares

Class B Common Stock 20,000,000 shares

Class C Common Stock 70,000,000 shares

Class R Common Stock 90,000,000 shares

Class Z Common Stock 90,000,000 shares

Prudential Jennison Utility Fund 925,000,000 shares

Class A Common Stock 600,000,000 shares

Class B Common Stock 60,000,000 shares

Class C Common Stock 90,000,000 shares

Class R Common Stock 75,000,000 shares

Class Z Common Stock 100,000,000 shares

Common Stock 400,000,000 shares

THIRD: As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

Prudential Jennison Health Sciences Fund 315,000,000 shares

Class A Common Stock 88,000,000 shares

Class B Common Stock 25,000,000 shares

Class C Common Stock 50,000,000 shares

Class M Common Stock 1,000,000 shares

Class R Common Stock 75,000,000 shares

Class X Common Stock 1,000,000 shares

Class Z Common Stock 75,000,000 shares

Prudential Financial Services Fund 360,000,000 shares

Class A Common Stock 90,000,000 shares

Class B Common Stock 20,000,000 shares

Class C Common Stock 70,000,000 shares

Class R Common Stock 90,000,000 shares

Class Z Common Stock 90,000,000 shares

Prudential Jennison Utility Fund 925,000,000 shares

Class A Common Stock 600,000,000 shares

Class B Common Stock 60,000,000 shares

Class C Common Stock 90,000,000 shares

Class R Common Stock 75,000,000 shares

Class Z Common Stock 100,000,000 shares

Common Stock 400,000,000 shares

FOURTH: The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

FIFTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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IN WITNESS WHEREOF, Prudential Sector Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on June 7, 2012.

WITNESS:	PRUDENTIAL SECTOR FUNDS, INC.

/s/ Jonathan D. Shain	By: /s/ Stuart S. Parker
Jonathan D. Shain, Assistant Secretary	Stuart S. Parker, President

The undersigned, President of Prudential Sector Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Stuart S. Parker______
Stuart S. Parker, President